UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2016

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 22, 2016, Targa Resources Partners LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Securities, LLC, as representative of the several initial purchasers listed in Schedule 1A and Schedule 1B thereto (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers (the “Offering”) $1,000,000,000 in aggregate principal amount of the Issuers’ 5.125% senior unsecured notes due 2025 and 5.375% senior unsecured notes due 2027 (collectively, the “Notes”). The Notes were sold at par, resulting in gross proceeds to the Partnership of $992,500,000.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership intends to use the net proceeds from the Offering, together with cash on hand and borrowings under its senior secured credit facility, if needed, to fund three concurrent cash tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $1,000,000,000 in aggregate purchase price, excluding accrued interest, of its 5% senior notes due 2018 (the “2018 Notes”), 6.625% senior notes due 2020 (the “2020 Notes”) and 6.875% senior notes due 2021 (the “2021 Notes” and together with the 2018 Notes and the 2020 Notes, the “Tender Notes”). The tender offers regarding the 2020 Notes and 2021 Notes are subject to $225.0 million and $325.0 million caps, respectively. The Tender Offers are being made pursuant to an Offer to Purchase dated September 22, 2016. Certain of the Initial Purchasers or their affiliates may be holders of the Tender Notes and, accordingly, such Initial Purchasers and affiliates may receive a portion of the proceeds from the Offering in respect of such Tender Notes. To the extent that the Tender Offers are not completed or the net proceeds of the Offering exceed the amount needed to fund the Tender Offers, the Partnership may use the remaining net proceeds from the Offering for general partnership purposes, which may include redemptions or repurchases of its outstanding notes, reducing borrowings under its senior secured credit facility, repaying other indebtedness, working capital and funding capital expenditures and acquisitions. Because certain of the Initial Purchasers or their affiliates are lenders under the Partnership’s senior secured credit facility, in the event that the net proceeds from the Offering are used to reduce borrowings under the Partnership’s senior secured credit facility, such Initial Purchasers and affiliates may receive a portion of the proceeds from the Offering. The Partnership has entered into swap transactions with certain of the Initial Purchasers and has agreed to pay these counterparties a fee in an amount the Partnership believes to be customary in connection with these transactions.

The description set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreement, which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 22, 2016, the Partnership issued a press release announcing its commencement of the Offering. A copy of the Partnership’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Also on September 22, 2016, the Partnership issued a press release announcing the Tender Offers. A copy of the Partnership’s press release is filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Also on September 22, 2016, the Partnership issued a press release announcing the pricing of the Notes, the upsize of the Offering and an increase in the maximum amount of the Tender Offer. A copy of the Partnership’s press release is filed as Exhibit 99.3 hereto and is incorporated by reference into this Item 8.01.

Each of the press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated as of September 22, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

99.1	Press release dated September 22, 2016, announcing the commencement of the Offering.

99.2	Press release dated September 22, 2016, announcing the Tender Offers.

99.3	Press release dated September 22, 2016, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: September 27, 2016	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Purchase Agreement dated as of September 22, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

99.1	Press release dated September 22, 2016, announcing the commencement of the Offering.

99.2	Press release dated September 22, 2016, announcing the Tender Offers.

99.3	Press release dated September 22, 2016, announcing the pricing of the Notes.

4